Exhibit 99.2

II-VI INCORPORATED AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 4, 2010, II-VI Incorporated (the “Company”) completed its acquisition of Photop Technologies, Inc. (“Photop”). The Company acquired all of the outstanding shares of Photop for an initial consideration of cash of $45.6 million and 1,145,852 shares of II-VI Incorporated common stock. The cash portion of the purchase price was funded by the Company’s existing cash. In addition, the agreement provides up to $12.0 million of additional cash earn-out opportunities based upon Photop achieving certain agreed upon financial targets in calendar years 2010 and 2011. The following unaudited pro forma condensed combined financial statements assume that such additional cash amount will be paid and will be funded from the Company’s existing cash. The final purchase price is subject to customary adjustments, including working capital adjustments. For the purpose of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of July 1, 2008 with respect to the unaudited pro forma condensed combined statements of earnings and as of December 31, 2009 with respect to the unaudited pro forma condensed combined balance sheet.

The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation in accordance with Accounting Standards Codification (ASC 805) formerly Statement of Financial Accounting Standards No. 141(R) “Business Combinations,” whereby the cost to acquire Photop was allocated to the assets acquired and liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on the final purchase price, analyses of fair value of the contingent consideration and identifiable tangible and intangible assets and liabilities, and estimates of the useful lives of tangible and intangible assets, which will be completed after the Company completes its valuation and assessment process using all available data. The final purchase price allocation will be performed using estimated fair values as of the date of acquisition. Differences between the preliminary and final purchase price allocation could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the future results of operations and financial position of II-VI Incorporated and subsidiaries.

The unaudited pro forma condensed combined financial statements do not reflect the realization of any potential cost savings or any related integration costs. Although the Company believes that certain cost savings may result from the acquisition, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated. As a result, the actual financial condition and results of the Company following the acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations following the acquisition.

The financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of II-VI Incorporated contained in its Annual Report on Form 10-K for the year ended June 30, 2009 filed with the Securities and Exchange Commission on August 28, 2009 and in its Quarterly Report for the quarterly period ended December 31, 2009 on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2010, as well as the audited financial statements of Photop included in this Form 8-K/A.

II-VI INCORPORATED

PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2009

UNAUDITED ($000)

	Historical			Pro - Forma
	II-VI Incorporated	Photop Technologies, Inc.		Adjustments	Combined
Assets
Current Assets
Cash and cash equivalents	$116,459	$9,549	A	$(45,600)	$70,859
			C	(9,549)
Accounts receivable, net	39,201	15,784			54,985
Inventories	72,588	6,855	F	1,133	80,576
Deferred income taxes	8,340	1,361			9,701
Prepaid and other current assets	5,537	2,422			7,959

Total Current Assets	242,125	35,971		(54,016)	224,080

Property, plant & equipment, net	85,498	23,162	D	7,000	115,660
Goodwill	26,192	948	A	94,351	65,348
			B	(39,579)
			C	9,549
			D	(7,000)
			E	(14,000)
			F	(1,133)
			H	(9,513)
			G	5,533
Other intangible assets, net	11,615	746	E	14,000	26,361
Investments	15,654	—			15,654
Other assets	5,166	1,348			6,514

Total Assets	$386,250	$62,175		$5,192	$453,617

Liabilities and shareholders’ Equity
Current Liabilities
Accounts payable	$9,846	$5,649			$15,495
Accrued salaries and wages	5,272	3,313			8,585
Accrued bonuses	4,398	—			4,398
Accrued profit sharing contribution	1,124	—			1,124
Accrued income taxes	234	—			234
Other accrued liabilities	11,368	12,539	A	5,988	20,382
			H	(9,513)

Total Current Liabilities	32,242	21,501		(3,525)	50,218

Long-term debt	3,227	—			3,227
Deferred income taxes	1,359	1,095	G	5,533	7,987
Unrecognized tax benefits	3,701	—			3,701
Other liabilities	5,481	—	A	5,912	11,393

Total Liabilities	46,010	22,596		7,920	76,526
Common stock	94,850	127	A	36,851	131,701
			B	(127)
Additional paid in capital	—	6,139	B	(6,139)	—
Accumulated other comprehensive income	4,228	4,342	B	(4,342)	4,228
Retained earnings	269,393	28,971	B	(28,971)	269,393

	368,471	39,579		(2,728)	405,322
Treasury stock, at cost	28,649	—			28,649

Total II-VI Incorporated Shareholders’ Equity	339,822	39,579		(2,728)	376,673
Noncontrolling Interests	418	—			418

Total Shareholders’ Equity	340,240	39,579		(2,728)	377,091

Total Liabilities and Shareholders’ Equity	$386,250	$62,175		$5,192	$453,617

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information are an integral part of these financial statements.

II-VI INCORPORATED

PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

FOR THE YEAR ENDED JUNE 30, 2009

UNAUDITED ($000)

	Historical			Pro - Forma
	II-VI Incorporated	Photop Technologies, Inc.		Adjustments		Combined
Total Revenues	$292,222	$54,684		$		$346,906

Costs, Expense and Other Expense (Income)
Cost of goods sold	168,615	39,100	I		1,260	210,108
			L		1,133
Contract research and development	7,489	—				7,489
Internal research and development	10,205	3,742				13,947
Selling, general and administrative	58,068	10,186	J		1,400	69,794
			I		140
Interest expense	178	1,595				1,773
Other expense (income), net	1,349	(648)				701

Total Costs, Expenses and other Expense (Income)	245,904	53,975			3,933	303,812

Earnings(Loss) from Continuing Operations Before Income Taxes	46,318	709			(3,933)	43,094

Income taxes	7,407	1,099	K		(983)	7,523

Earnings (Loss) from Continuing Operations	38,911	(390)			(2,950)	35,571
Less: Net Earnings Attributable to Noncontrolling interests	53	—			—	53

Net Earnings (Loss) from Continuing Operations Attributable to II-VI Incorporated	$38,858	$(390)			$(2,950)	$35,518

Earnings from Continuing Operations – Basic	$1.31					$1.15
Earnings from Continuing Operations – Diluted	$1.29					$1.14

Weighted-average common shares outstanding – Basic	29,667		M		1,146	30,813
Weighted-average common shares outstanding – Diluted	30,082		M		1,146	31,228

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information are an integral part of these financial statements.

II-VI INCORPORATED

PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

FOR THE SIX MONTHS ENDED DECEMBER 31, 2009

UNAUDITED ($000)

	Historical			Pro - Forma
	II-VI Incorporated	Photop Technologies, Inc.		Adjustments		Combined
Total Revenues	$134,323	$32,803		$		$167,126

Costs, Expense and Other Expense (Income)
Cost of goods sold	79,643	21,567	I		630	101,840
Contract research and development	2,404	—				2,404
Internal research and development	4,722	2,452				7,174
Selling, general and administrative	31,860	4,088	I		70	36,718
			J		700
Interest expense	43	596				639
Other expense (income), net	(132)	(452)				(584)

Total Costs, Expenses and other Expense (Income)	118,540	28,251			1,400	148,191

Earnings (Loss) from Continuing Operations Before Income Taxes	15,783	4,552			(1,400)	18,935

Income taxes	3,500	1,306	K		(350)	4,456

Earnings (Loss) from Continuing Operations	12,283	3,246			(1,050)	14,479
Less: Net Loss Attributable to Noncontrolling interests	(4)	—			—	(4)

Net Earnings (Loss) from Continuing Operations Attributable to II-VI Incorporated	$12,287	$3,246			$(1,050)	$14,483

Earnings from Continuing Operations – Basic	$0.42					$0.47
Earnings from Continuing Operations – Diluted	$0.41					$0.47

Weighted-average common shares outstanding – Basic	29,562		M		1,146	30,708
Weighted-average common shares outstanding – Diluted	29,973		M		1,146	31,119

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information are an integral part of these financial statements.

II-VI INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

UNAUDITED

(1). Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of II-VI Incorporated (“II-VI”) and Photop Technologies, Inc. (“Photop”) after giving effect to the acquisition of Photop and the assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The Company acquired all of the outstanding shares of Photop and the transaction was completed on January 4, 2010. The accompanying unaudited condensed combined balance sheet assumes the acquisition of Photop occurred on December 31, 2009.

(2). Purchase Price Allocation

II-VI acquired all of the outstanding shares of Photop, a privately held company based in Fuzhou, China. Under the terms of the agreement pursuant to which II-VI acquired Photop, the initial consideration was $45.6 million and 1,145,852 shares of II-VI Incorporated common stock. In addition, the agreement provides up to $12.0 million of additional cash earn-out opportunities based upon Photop achieving certain agreed upon financial targets in calendar years 2010 and 2011. The final purchase price will be subject to customary closing adjustments, including working capital adjustments.

The estimated purchase price is summarized as follows ($000):

Cash paid	$45,600
Common stock of II-VI Incorporated	36,851
Estimated working capital adjustment	—
Estimated cash earn-out – short-term	5,988
Estimated cash earn-out – long-term	5,912

Total estimated purchase price	$94,351

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based on an estimate of the fair value of assets acquired and liabilities assumed ($000):

Assets
Accounts receivable, net	$15,784
Inventories	7,988
Deferred income taxes	1,361
Prepaid and other current assets	2,422
Property, plant and equipment	30,162
Intangible assets	14,746
Goodwill	39,156
Other assets	1,348

Total assets acquired	$112,967

Liabilities
Accounts payable	$5,649
Accrued salaries and wages	3,313
Deferred income taxes	6,628
Other accrued liabilities	3,026

Total liabilities assumed	$18,616

Net assets acquired	$94,351

II-VI INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

UNAUDITED

(3). Pro Forma Adjustments

The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

Balance Sheet Adjustments

A.	To record the funding of the acquisition and the earn-out obligations incurred in connection therewith.

B.	To eliminate the historical equity of Photop.

C.	To eliminate the historical cash of Photop that was available for distribution to the selling shareholders in accordance with the terms of the merger agreement with II-VI.

D.	Adjustment to record the preliminary estimates of the fair value of property, plant and equipment over the historical basis.

E.	Adjustment to record the preliminary estimates of the fair value of identifiable intangible assets over the historical basis.

F.	Adjustment to write-up Photop’s finished goods inventory to an estimated fair market value less cost to sell the inventory.

G.	To record an estimated deferred income tax liability related to the fair market value adjustments of property, plant & equipment, identifiable intangible assets and finished goods inventory.

H.	To reduce goodwill and other accrued liabilities for the payments the existing shareholders of Photop will make to their Series A Preferred Shareholders and stock option holders out of cash proceeds received from the transaction with II-VI or existing cash.

Statement of Earnings Adjustments

I.	To record an estimated increase in depreciation expense related to the estimated fair value of property, plant and equipment over an estimated average life of 5 years. Estimated depreciation expense was allocated 90% to cost of goods sold and 10% to selling, general and administration.

J.	To record an estimated increase in amortization expense related to the estimated fair value of certain identifiable intangible assets acquired from Photop, primarily consisting of customer lists, technology and trademarks over an estimated average life of 10 years.

K.	For purposes of these pro forma adjustments, the statutory income tax rate of 25% within the Peoples’ Republic of China was used for all periods presented.

L.	To write-off the finished goods inventory estimated fair market value adjustment to cost of goods sold for the 12 month period ended June 30, 2009.

M.	Reflects the issuance of 1,145,852 shares of II-VI issued as part of the purchase price.